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                                                                  Exhibit 23.9

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 6, 1997 with respect to the consolidated financial statements of Mail Boxes Etc. for the years ended April 30, 1997 and 1996 appearing in U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 25, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/Ernst & Young LLP
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ERNST & YOUNG LLP
San Diego, California
August 7, 1998